Exhibit 99.1

ANI Pharmaceuticals Appoints Peter A. Lankau to Its Board of Directors

BAUDETTE, Minn., Oct. 13, 2015 /PRNewswire/ -- ANI Pharmaceuticals, Inc. ("ANI") (NASDAQ: ANIP) announced today the appointment of Peter A. Lankau to the Company's Board of Directors to fill the existing vacancy in the Board. Mr. Lankau has over 30 years of management experience in developing and commercializing pharmaceutical products.

Mr. Lankau is a principal in the consulting firm, Lankau Consulting LLC, which provides advisory and consulting services to support boards of directors and senior management of pharmaceutical and biotechnology companies, as well as venture capital and private equity firms. He is Chairman of the Board of Phosphagenics Limited, an Australian research-based biotechnology company. Prior to that, Mr. Lankau was Executive Chairman at Nautilus Neurosciences, Inc., a private neurology-focused specialty pharmaceutical company. Prior to Nautilus, Mr. Lankau was Chairman and CEO of Logical Therapeutics, Inc., a venture backed, development stage biopharmaceutical company, and was President, Chief Executive Officer and Director of Endo Pharmaceuticals Inc., a publicly traded specialty pharmaceutical company. Mr. Lankau also currently serves on the Board of Advisors of Orchard Venture Partners, a life sciences venture capital firm.

Robert E. Brown, Jr., Chairman of ANI, commented: "We are delighted that Peter Lankau has joined the ANI Board of Directors. Peter's broad and deep experience in the specialty pharmaceutical industry makes him an ideal fit for ANI. We very much look forward to working with Peter as we continue to grow the Company."

Mr. Lankau added, "I am excited to join the Board of Directors of ANI Pharmaceuticals at a time when ANI is embarking on a significant expansion of its business prospects with new and innovative approaches to its generic and specialty business. I have been impressed with ANI's Board of Directors and management team and the focus on growth they all share. I believe my experience in developing and commercializing specialty and generic pharmaceuticals will add to the already robust expertise within the company and I look forward to contributing to the team."

Mr. Lankau will serve on ANI's Compensation Committee and Corporate Governance and Nominating Committee. Following Mr. Lankau's appointment, the Company's Board of Directors is comprised of a majority of independent directors and the Company meets the independent director requirements set forth in Nasdaq Listing Rule 5605.

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products financial position, operating results and prospects, the Company's pipeline or potential markets therefore, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Information on risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:

Investor Relations
IR@anipharmaceuticals.com